Exhibit 99.2

HALLMARK HUMAN RESOURCES, INC.
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
AND INDEPENDENT AUDITORS’ REPORT

FOR THE YEARS ENDED
DECEMBER 31, 2009 AND 2008

HALLMARK HUMAN RESOURCES, INC.
AND SUBSIDIARIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

AUDITED CONSOLIDATED FINANCIAL STATEMENTS:

Consolidated Balance Sheets as of December 31, 2009 and 2008	2

Consolidated Statements of Operations for the years ended December 31, 2009 and 2008	3

Consolidated Statements of Changes in Stockholders’ Equity for the years ended
December 31, 2009 and 2008	4

Consolidated Statements of Cash Flows for the years ended December 31, 2009 and 2008	5

Notes to Consolidated Financial Statements	6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ON CONSOLIDATED FINANCIAL STATEMENTS

The Audit Committee of the Board of Directors
  and the Stockholders of Hallmark Human Resources, Inc.

We have audited the accompanying consolidated balance sheets of Hallmark Human Resources, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the two year period ended December 31, 2009.  Hallmark Human Resources, Inc. and subsidiaries management is responsible for these consolidated financial statements.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.  As discussed in Note 1 to the financial statements, the Company has discontinued its operations in California and has adjusted its 2008 consolidated financial statements to retrospectively show the results from operations of this discontinued component.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hallmark Human Resources, Inc. and subsidiaries as of December 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for each of the two years in the two year period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the consolidated financial statements, the Company incurred a net loss of $888,761 during the year ended December 31, 2009, and, as of that date, had a working capital deficiency of $565,148 and negative net worth of $515,070.  As described more fully in Note 13 to the consolidated financial statements, the Company is in default on its related party loan agreements, which, among other things, cause the balances to become due on demand.  Those conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SANFORD, BAUMEISTER & FRAZIER
SANFORD, BAUMEISTER & FRAZIER, PLLC
July 23, 2010

HALLMARK HUMAN RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2009 AND 2008
____________________

ASSETS
	2009	2008
CURRENT ASSETS
Cash and cash equivalents	$66,631	$240,065
Accounts receivable, net	-	1,099
Prepaid expenses	46,816	48,897
Other current assets	3,277	250
Deferred tax asset	-	960
Total Current Assets	116,724	291,271

PROPERTY AND EQUIPMENT - At Cost
Office furniture and equipment	57,237	115,211
Less: Accumulated depreciation	(54,851)	(108,524)
Net Property and Equipment	2,386	6,687

OTHER ASSETS
Deposits	17,692	57,692
Goodwill	-	1,055,541
Non-compete agreement, net of accumulated amortization	30,000	40,000
Deferred tax asset	-	122,397
Total Other Assets	47,692	1,275,630

TOTAL ASSETS	$166,802	$1,573,588

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$148,303	$92,621
Workers' compensation insurance payable	50,710	105,409
Payroll taxes payable	3,113	16,522
Line of credit	41,515	20,000
Due to shareholder	-	29,122
Other current liabilities	2,239	108,180
Current portion of long-term debt - related parties	402,450	173,250
Current portion of long-term debt	33,542	103,046
Total Current Liabilities	681,872	648,150

LONG-TERM LIABILITIES
Long-term debt	-	1,006,851
Less: Current portion	-	(276,296)
Discount on note payable	-	(137,808)
Total Long-Term Liabilities	-	592,747

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, no par value, 50,000,000 shares authorized,
15,154,568 (2009) and 14,972,968 (2008) shares issued, and
15,142,568 (2009) and 14,960,968 (2008) shares outstanding	984,480	943,480
Accumulated deficit	(1,484,550)	(595,789)
Less: Common stock held in treasury - at cost - 12,000 shares	(15,000)	(15,000)
Total Stockholders' Equity (Deficit)	(515,070)	332,691

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$166,802	$1,573,588

The accompanying notes to consolidated financial statements
are an integral part of these statements.

HALLMARK HUMAN RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
____________________

	2009	2008
REVENUES
Gross billings	$7,495,067	$10,107,045
Less: Worksite employee payroll costs	(5,979,067)	(8,361,160)
Employee leasing income	1,516,000	1,745,885
Less: Direct costs (payroll taxes, benefits
and workers' compensation costs)	(1,177,423)	(1,417,577)
Net Revenues	338,577	328,308

OPERATING EXPENSES
Salaries, payroll taxes and benefits	226,384	378,263
Travel and entertainment	23,519	38,833
Other	21,910	(14,124)
Rent	11,162	19,579
Professional fees	99,786	50,104
Training	-	1,540
License fees	7,940	4,944
Supplies and data processing	20,625	20,906
Dues and subscriptions	6,035	5,858
Office expense, including telephone and utilities	16,815	18,250
Insurance	11,609	14,927
Commissions	9,396	-
Bank charges	18,343	20,432
Depreciation and amortization	12,592	14,988
Total Operating Expenses	486,116	574,500

OPERATING LOSS	(147,539)	(246,192)

OTHER INCOME (EXPENSES)
Other income (expense)	69,177	-
Impairment of goodwill	(218,513)	-
Interest expense	(50,049)	(117,620)
Financing fee	(147,000)	-
Total Other Income (Expenses)	(346,385)	(117,620)

LOSS BEFORE INCOME TAXES	(493,924)	(363,812)

INCOME TAX EXPENSE (BENEFIT) - Deferred	164,079	(63,390)

LOSS FROM CONTINUING OPERATIONS	(658,003)	(300,422)
Income (loss) from operations of discontinued component,
including loss on disposal of $334,208 - Year 2009	(271,480)	138,484
Provision for income tax (expense) benefit	40,722	(20,773)

NET LOSS	$(888,761)	$(182,711)

Earnings per Share from Operations	$(0.04)	$(0.02)

Earnings per Share from Discontinued Operations	$(0.02)	$0.01

Earnings per Share - Net Loss	$(0.06)	$(0.01)

Weighted-Average Common Shares Outstanding	14,968,101	14,946,116

The accompanying notes to consolidated financial statements
are an integral part of these statements.

HALLMARK HUMAN RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
____________________

					Total
	Common Stock		Accumulated	Treasury	Stockholders'
	Shares	Amount	Deficit	Stock	Equity (Deficit)

BALANCES - December 31, 2007	14,939,675	$870,030	$(413,078)	$-	$456,952

Common stock issued for cash	17,793	25,600			25,600

Common stock issued as
compensation	15,500	47,850			47,850

Purchase of treasury stock	(12,000)			(15,000)	(15,000)

Net loss			(182,711)		(182,711)

BALANCES - December 31, 2008	14,960,968	943,480	(595,789)	(15,000)	332,691

Common stock issued for cash	20,000	25,000			25,000

Common stock issued as
compensation	161,600	16,000			16,000

Net loss			(888,761)		(888,761)

BALANCES - December 31, 2009	15,142,568	$984,480	$(1,484,550)	$(15,000)	$(515,070)

The accompanying notes to consolidated financial statements
are an integral part of these statements.

HALLMARK HUMAN RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
____________________

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(888,761)	$(182,711)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
Depreciation and amortization	14,301	16,231
Loss from discontinued operations	334,208	-
Amortization of discount on note payable	-	59,923
Common stock issued as compensation	16,000	47,850
Impairment of goodwill	218,513	-
Change in deferred taxes	123,357	(41,657)
(Increase) decrease in operating assets:
Accounts and other receivables	1,099	12,290
Prepaid expenses	2,081	9,247
Other current assets	(3,027)	(250)
Deposits	40,000	29,187
Increase (decrease) in operating liabilities:
Accounts payable	55,682	5,680
Other current liabilities	(203,171)	102,475

Net Cash Provided by (Used in) Operating Activities	(289,718)	58,265

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	25,000	25,600
Proceeds from notes payable	250,715	193,250
Payments on notes payable	(159,431)	(208,527)
Acquisition of treasury stock	-	(15,000)

Net Cash Provided by (Used in) Financing Activities	116,284	(4,677)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(173,434)	53,588

CASH AND CASH EQUIVALENTS - Beginning of Year	240,065	186,477

CASH AND CASH EQUIVALENTS - End of Year	$66,631	$240,065

SUPPLEMENTAL DISCLOSURE
Cash paid for interest	$50,049	$57,697

The accompanying notes to consolidated financial statements
are an integral part of these statements.

HALLMARK HUMAN RESOURCES, INC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008
____________

NOTE 1 – DESCRIPTION OF BUSINESS ORGANIZATION AND OPERATIONS

Hallmark Human Resources, Inc. (the “Company”) is a professional employer organization (“PEO”). As a PEO, the Company provides a bundled comprehensive service for its clients in the area of personnel management. The Company provides its comprehensive service through a broad range of human resource functions, including payroll and benefits administration, health and workers’ compensation insurance programs, personnel records management, employer liability management, employee performance management, and employee training and development.

The Company provides its comprehensive service by entering into a co-employment relationship with its clients, under which the Company and its clients each take responsibility for certain portions of the employer-employee relationship. The Company and its clients designate each party’s responsibilities through its Clients Services Agreement (“CSA”), under which the Company becomes the employer of its worksite employees for most administrative and regulatory purposes.

As a co-employer of its worksite employees, the Company assumes most of the rights and obligations associated with being an employer. The Company enters into an employment agreement with each worksite employee, thereby maintaining a variety of employer rights, including the right to hire or terminate employees, the right to evaluate employee qualifications or performance, and the right to establish employee compensation levels. Typically, the Company only exercises these rights in consultation with its clients or when necessary to ensure regulatory compliance. The responsibilities associated with the Company’s role as employer include the following obligations with regard to its worksite employees: (i) to compensate its worksite employees through wages and salaries; (ii) to pay the employer portion of payroll-related taxes; (iii) to withhold and remit (where applicable) the employee portion of payroll-related taxes; (iv) to provide employee benefit programs; and (v) to provide workers’ compensation insurance coverage.

In addition to its assumption of employer status for its worksite employees, the Company’s comprehensive service also includes other human resource functions for its clients to support the effective and efficient use of personnel in their business operations. To provide these functions, the Company maintains a staff of professionals trained in a wide variety of human resource functions, including employee training, employee performance management, employee compensation, and employer liability management. These professionals interact and consult with clients on an ongoing basis to help identify each client’s service requirements and to ensure that the Company is providing appropriate and timely personnel management services.

The Company provides its comprehensive service to small and medium-sized businesses in strategically selected markets throughout the United States. During 2008, the revenues from the Company’s California market represented 25% of the Company’s total revenues.  During 2009, the California market continued to decline, and in September 2009, the company closed their California location and ceased operations in that division.  Their investment in their California division was written off in 2009 and the related acquisition loan was modified and released.  During the year ended December 31, 2009, PAS had income from operations of $62,728 before taxes, and a $334,208 loss was recognized on the disposal of this discontinued component, resulting in a combined net loss of $271,480 before taxes.

During 2009 and 2008, the revenues from the Company’s Alabama market represented 76% and 70% of the Company’s total revenues, respectively.  This market was acquired in November of 2007.

The Company was in the development stage and its efforts through December 31, 2006 had been principally devoted to organization activities, raising capital, and attracting new clients.

HALLMARK HUMAN RESOURCES, INC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2009 AND 2008
____________

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the consolidated financial statements.  The consolidated financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.  These accounting policies conform to U.S. generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.

PRINCIPLES OF CONSOLIDATION

The consolidated financials statements include the accounts of Hallmark Human Resources, Inc. and its wholly owned subsidiaries PAS Services, Inc., (PAS) Global Administrative Services, Inc., Global Administrative Services II, Inc., and Global ASO, Inc. (Global entities). All material intercompany accounts and transactions have been eliminated in consolidation.

  USE OF ESTIMATES

The Company uses estimates and assumptions in preparing these consolidated financial statements in accordance with U.S. generally accepted accounting principles.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from those estimates.

REVENUE AND DIRECT COST RECOGNITION

The Company’s accounting for revenue is in accordance with Accounting Standards Codification (“ASC”) 605-45, Revenue Recognition, Principal Agent Considerations. The Company’s revenues are derived from its gross billings, which are based on (i) the payroll cost of its worksite employees; and (ii) a markup computed as a percentage of the payroll cost. The gross billings are invoiced concurrently with each periodic payroll of its worksite employees. Revenues, which exclude the payroll cost component of gross billings, and therefore, consist solely of markup, are recognized ratably over the payroll period as worksite employees perform their service at the client worksite. Revenues that have been recognized but not invoiced are included in unbilled accounts receivable on the Company’s consolidated balance sheets.

In determining the pricing of the markup component of the gross billings, the Company takes into consideration its estimates of the costs directly associated with its worksite employees, including payroll taxes, benefits and workers’ compensation costs, plus an acceptable gross profit margin. As a result, the Company’s operating results are significantly impacted by the Company’s ability to accurately estimate, control and manage its direct costs relative to the revenues derived from the markup component of the Company’s gross billings.

Consistent with its revenue recognition policy, the Company’s direct costs do not include the payroll cost of its worksite employees. The Company’s direct costs associated with its revenue generating activities are comprised of all other costs related to it its worksite employees, such as the employer portion of payroll-related taxes, employee benefit plan premiums and worker’s compensation insurance costs.

SEGMENT REPORTING

The Company operates in one reportable segment under ASC 280, Segment Reporting.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash, cash equivalents, accounts receivable, accounts payable and other accrued liabilities approximate their fair values due to the short-term maturities of these instruments.

HALLMARK HUMAN RESOURCES, INC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2009 AND 2008
____________

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

  CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, cash represents cash on hand and in banks with maturities of less than ninety days.  Amounts reported in the consolidated balance sheets approximate fair value.

ACCOUNTS RECEIVABLE, NET OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

Accounts receivable is presented in the consolidated financial statements net of estimated uncollectible amounts.  The Company records an allowance for estimated uncollectible accounts in an amount approximating anticipated losses. Individual uncollectible accounts are written off against the allowance when collection of the individual accounts appears doubtful. As of December 31, 2009 and 2008 the allowance for doubtful accounts was $-0- and $6,397, respectively.  The Company generally requires clients pay invoices for service fees no later than on day prior to the applicable payroll date.  As such, the Company generally does not require collateral.  Amounts reported in the consolidated balance sheets approximate fair value.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and are depreciated over the estimated useful lives of the related assets using the straight-line method (3 – 10 years). Property and equipment in excess of $500 that are purchased are recorded at cost and depreciated over their estimated useful lives. Maintenance and repairs are charged to expense as incurred. Renewals and betterments which extend the useful lives of the assets are capitalized. The cost and accumulated depreciation related to assets sold or retired are removed from the accounts, and any gain or loss is reflected in operations.

The Company periodically evaluates its long-lived assets for financial impairment in accordance with ASC 360-10, Property, Plant, and Equipment.  ASC 360-10 requires that an impairment loss be recognized for assets to be disposed of or held-for-use when the carrying amount of an asset is deemed to not be recoverable.  If events or circumstances were to indicate that any of the Company’s long lived assets might be impaired, the Company would assess recoverability based on the estimated undiscounted future cash flows to be generated from the applicable asset.  In addition, the Company may record an impairment loss to the extent that the carrying value of the asset exceeded the fair value of the asset.  Fair value is generally determined using an estimate of discounted future net cash flows from operating activities or upon disposal of the asset.

GOODWILL AND OTHER INTANGIBLE ASSETS

The Company’s goodwill and intangible assets are subject to the provisions of ASC 350-10, Intangibles – Goodwill and Other, which states that goodwill and intangible assets with indefinite useful lives should not be amortized, but instead tested for impairment at least annually at the reporting unit level.  The Company performs this impairment test by first comparing the fair value of its reporting units to their carrying amount.  If an indicator of impairment exists based upon comparing the fair value of its reporting units to their carrying amount, the Company would then compare the implied fair value of its goodwill to the carrying amount in order to determine the amount of impairment, if any.  As of December 31, 2009, the Company determined that the remaining goodwill balance of $218,513 was impaired.  Therefore, this amount was recorded as an impairment loss on the consolidated statements of operations for the year ended December 31, 2009.  See NOTE 5 for additional details.

The July and December 2007 acquisitions of PAS Services, Inc., Global Administrative Services, Inc., Global Administrative Services II, Inc., and Global ASO, Inc. included goodwill in the purchase price. See NOTE 6 for additional details.

In relation to the purchase of the Global entities the Company entered into a non-compete agreement with the former owners for a period of five years. ASC 350-10 requires purchased intangible assets other than goodwill to be amortized over their useful lives.  Therefore, this agreement is being amortized over a period of five years beginning in January 2008.  Estimated amortization expense this agreement is expected to be $10,000 for each of the years ending December 31, 2010, 2011 and 2012.  See NOTE 5 for additional details.

HALLMARK HUMAN RESOURCES, INC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2009 AND 2008
____________

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

WORKERS’ COMPENSATION COSTS

The Company’s workers’ compensation coverage is currently provided through Zurich and Texas Mutual Insurance Companies. Under these arrangements the Company bears no risk as all plans are fully insured with a zero dollar deductible.  Zurich and Texas Mutual has the responsibility to pay all claims incurred under the policy.

Workers’ compensation coverage for the Alabama companies is billed to clients at the highest rate calculated, prior to any allowed discounts.  As the money is collected, it is credited to a liability account and held in reserve until the audit of the account in the subsequent year.  Any unused funds after the audit is completed are retained by the Company.

Because the Company bears no economic burden all insurance premiums collected are remitted to the respective insurance company on a monthly basis.

HEALTH INSURANCE COSTS

The Company provides group health insurance coverage to it worksite employees through Continental American Insurance Company.

  STOCK-BASED COMPENSATION

The Company does not have any formal stock-based compensation plans.  However, the Company has paid certain individuals (employees and board members) for services rendered with shares of common stock.  The stock compensation was entirely paid in the year of service.  The amount of shares issued was based upon an internal estimated fair value of those services, based upon market conditions for similar services rendered, and the estimated book value of the Company at the time the services were performed.  These awarded shares of common stock are 100% vested.

ADVERTISING

The Company expenses all advertising costs as incurred.

  INCOME TAXES

The Company’s accounting for income taxes is in accordance with ASC 740, Accounting for Income Taxes, which require the use of the “liability method” of accounting for income taxes.  Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.  Current income taxes are based on the year’s income taxable for income tax reporting purposes.

The Company recognizes and discloses its tax positions in accordance with ASC 740, which requires the disclosure of uncertain tax positions and related penalties and interest recognized in the financial statements.  The Company has not maintained any tax positions which it believes would not be reasonably sustainable upon examination by a taxing authority.  Accordingly, no related penalties or interest were recognized in the consolidated financial statements.  Federal tax returns for the years ending December 31, 2007, 2008, and 2009 and State tax returns for the years ending December 31, 2006, 2007, 2008, and 2009 are still subject to examination.

HALLMARK HUMAN RESOURCES, INC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2009 AND 2008
____________

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

CONCENTRATIONS

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable.

EARNINGS PER SHARE

The Company’s accounting for earnings per share is in accordance with ASC 260-10, Earnings per Share.  The Company only has basic earnings per share; as diluted earnings per share is not applicable to the Company due to losses from operations.  Basic earnings per share is calculated by taking net income for the period and divided by the weighted average number of common share outstanding for the period.

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to the 2009 presentation.

RECENTLY ISSUED ACCOUNTING PRONOUCEMENTS

During the year ended December 31, 2009 the Company adopted the following Financial Accounting Standards Board (“FASB”) authoritative guidance, none of which had a material impact on its consolidated financial statements.

•
Revised guidance on business combinations that establishes principles and requirements for recognizing and measuring the identifiable assets acquired (including goodwill), liabilities assumed, and non-controlling interests, if any, acquired in a business combination.  This guidance also requires that acquisition-related costs associated with restructuring or exiting activities of an acquired entity be expensed as incurred.

•
Guidance on subsequent events that establishes standards related to accounting for and disclosure of events that happen after the date of the balance sheet but before the release of the financial statements.

•
Guidance on determination of the useful life of intangible assets that amends the factors that should be considered in developing assumptions used to determine the useful life of a recognized intangible asset.

•	Updates to authoritative standards that provide additional application guidance and enhance disclosures regarding fair value measurements.
•
Guidance that establishes the FASB Accounting Standards Codification (the “Codification”).  The Codification, released on July 1, 2009, became the single source of authoritative non-governmental U.S. GAAP and supersedes all previously existing accounting standards.  This adoption changed certain disclosure references to U.S. GAAP.

Other recent authoritative guidance issued by the FASB (including technical corrections to the Codification), the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not, or are expected to have, a material effect on the Company’s consolidated financial statements.

 HALLMARK HUMAN RESOURCES, INC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2009 AND 2008
____________

NOTE 3 – LONG-TERM DEBT AND LINE OF CREDIT

As of December 31, 2009 and 2008 long-term debt consisted of the following:

Description	2009	2008
Note payable to an organization, owned by a company board member related to funding for future acquisitions. Originally a 30 day note, the loan has not yet been repaid, and is being carried forward month to month. Interest of 1% per month or $1,500 per month is being paid, and a bonus of 4,000 shares of Hallmark Human Resources stock is to be issued at the time this note is paid in full.	$150,000	$-0-

Secured, convertible debenture, payable to an LLC, owned by a company board member, related to funding for future acquisitions. Repayment is set to begin at an amount of $10,417 once the funding of $500,000 is obtained. As of December 31, 2009, full funding had not been obtained and only interest had been paid. Interest rate is 10%. There is an option to redeem stock in an amount equal to the principal amount plus any unpaid interest with three business days notice. The conversion price is $2.00 per share of common stock if exercised.	252,450	173,250

Subtotal – Related Party Notes Payable	402,450	173,250

Note payable to an individual related to the purchase of PAS, payable in monthly installments of $12,500, $900,000 face amount, non-interest bearing, discounted to present value at 10.0%, through July 2013, secured by a personal guaranty of the Company’s majority shareholder.	-0-	728,128

Two notes payable to two individuals related to the purchase of the Global entities, payable in monthly installments of $4,000 and $2,515, including interest at 9.6% and 8.1%, respectively, through April 1, 2010, unsecured.	-0-	105,473

Two notes payable to two individuals related to the purchase of the Global entities, payable in monthly installments of $4,000 and $2,515, including interest at 9.6% and 8.1%, respectively, through April 1, 2010, unsecured.	33,542	-0-

Total Long-Term Debt, net of discount	435,992	1,006,851
Less: Discount on PAS purchase note payable	-0-	(137,808)
Less: Current portion of long-term debt	(435,992)	(276,296)

Long-Term Debt, net of current portion, net of discount	$-0-	$592,747

All of the long-term debt is current as of December 31, 2009 due to the Company subsequently defaulting on the related party debt.  See NOTE 13 for additional details.

The Company has a line of credit in the amount of $50,000 bearing interest at 6.25%.  The Company had borrowings of $41,515 and $20,000 on this line of credit at December 31, 2009 and 2008, respectively.

The fair value of the above long-term debt and line of credit approximates carrying value.

HALLMARK HUMAN RESOURCES, INC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2009 AND 2008
____________

NOTE 4 - FEDERAL INCOME TAXES

Deferred taxes at December 31, 2009 were computed as follows:

	Current Asset	Noncurrent Asset

Excess book accumulated depreciation over tax accumulated depreciation	$-0-	$(1,946)
Net operating loss carryforward		1,418,881
Temporary Differences	-0-	1,416,935
Expected tax rate to be used	15.00%	15.00%
Deferred Tax Asset	-0-	212,540
Less: Valuation allowance	-0-	(212,540)
Deferred Tax Asset	$-0-	$-0-

Deferred taxes at December 31, 2008 were computed as follows:

	Current Asset (Liability)	Noncurrent Asset (Liability)
Excess tax accumulated depreciation over book accumulated depreciation		$(4,147)
Allowance for doubtful accounts	$6,397
Net operating loss carryforward		820,133
Temporary Differences	6,397	815,986
Expected tax rate to be used	15.00%	15.00%
Deferred Tax Asset	$960	$122,397

At December 31, 2009 and 2008 the Company has an operating loss carry forward for tax purposes of approximately $1,418,881 and $820,133 respectively, which expires through 2027. A valuation allowance has been established during the year ended December 31, 2009 for the entire deferred asset as it is uncertain the Company will be able to utilize the operating loss carry forwards due to its going concern uncertainty.  As of December 31, 2008 the Company had not had a valuation allowance for deferred taxes.

Income tax at the lowest federal statutory rate (15%) is reconciled to the Company’s actual income tax benefit for the years ended December 31, 2009 and 2008 as follows:

	2009		2008

	Amount	Percent	Amount	Percent

Tax at federal estimated rate	$(74,089)	(15.0)%	$(54,572)	(15.0)%
Deferred tax valuation allowance	212,540	43.0	-0-	0.0
Non-deductible expenses	(7,149)	(1.4)	(8,818)	(2.4)
Impairment of goodwill	32,777	6.6	-0-	0.0

Income Tax Expense (Benefit)	$164,079	33.2%	$(63,390)	(17.4)%

HALLMARK HUMAN RESOURCES, INC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2009 AND 2008
____________

NOTE 5 – GOODWILL AND OTHER INTANGIBLE ASSETS

The following table provides the gross carrying amount and accumulated amortization as of December 31, 2009 and 2008, for the intangible asset and goodwill.

	2009		2008
	Gross Carrying	Accumulated	Gross Carrying	Accumulated
	Amount	Amortization	Amount	Amortization
Amortizable Intangible Asset:
Non-compete agreement	$50,000	$(20,000)	$50,000	$(10,000)
Goodwill	-0-	-0-	1,055,541	-0-

Total Goodwill and Intangible Asset	$50,000	$(20,000)	$1,105,541	$(10,000)

Estimated amortization expense for the non-compete agreement is expected to be $10,000 for each of the years ending December 31, 2010, 2011 and 2012.

Following is a progression of goodwill for the years ended December 31, 2009 and 2008:

Balance at December 31, 2007 and 2008	$1,055,541
Elimination of goodwill of discontinued business component	(837,028)
Impairment of goodwill	(218,513)

Balance at December 31, 2009	$-0-

As of December 31, 2009, the Company determined that the remaining goodwill balance of $218,513 was impaired.  This was based upon the continued operating losses of the Company since inception of the purchase of the goodwill.

NOTE 6 - ACQUISITIONS

On July 1, 2007, the Company acquired 100% of the assets of PAS, a California-based PEO. The purchase price consisted of $200,000 in cash and issuance of a $900,000 note payable (see NOTE 3), plus the assumption of certain liabilities.  The estimated fair values of the net assets of this company approximated book value at the time purchase and did not result in any identified other intangible assets. At December 31, 2007, goodwill (deductible for tax purposes) from this transaction was $837,028 and net equity acquired was $119,921.  In September, 2009, PAS ceased operations.  Therefore, the related goodwill and equity was written off.

On December 1, 2007, the Company acquired 100% of the assets of the Global Entities, an Alabama-based PEO. The purchase price consisted of $100,000 in cash and issuance of two $100,000 notes payable (see NOTE 3).  The estimated fair values of the net assets of this company approximated book value at the time purchase and did not result in any identified other intangible assets. At December 31, 2007, goodwill (deductible for tax purposes) from this transaction was $218,513 and net equity acquired was $51,487.

NOTE 7 - OPERATING LEASES

The Company leased its facilities under a non-cancelable operating lease, which terminated December 31, 2009.  They are currently in the same facilities on a month to month lease, paying monthly rent of $780.

Rent expense for the years ended December 31, 2009 and 2008 totaled $28,612 and $32,610, respectively.

HALLMARK HUMAN RESOURCES, INC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2009 AND 2008
____________

NOTE 8 – EMPLOYEE BENEFIT PLAN

The Company has a 401(k) Profit Sharing Plan, whereby the employees may elect to make contributions pursuant to a salary reduction agreement upon meeting length of service requirements.  Employees can elect to defer the maximum allowable by law under I.R.C. Section 402(g) to the Plan.  The Company may make discretionary matching contributions.  The Company made $1,347, and $1,365 in discretionary matching contributions for the years ended December 31, 2009 and 2008, respectively.

NOTE 9 – MAJOR CUSTOMERS

During 2009 and 2008, the Company had three major customers, services to which approximated 50% of the Company’s total gross billings. Accounts receivable from these customers were $-0- at December 31, 2009 and December 31, 2008.

NOTE 10 – DISCONTINUED COMPONENT OF BUSINESS

In September 2009, PAS, a California-based PEO ceased operations.  Following is a summary of its operations for the years ended December 31, 2009 and 2008.

	2009	2008

Revenues, net	$108,832	$202,985
Expenses, excluding intercompany management fees	(46,104)	(64,501)
Loss on disposal of component	(334,208)	-0-

Income (Loss) from Operations	$(271,480)	$138,484

NOTE 11 – CONTINGENCIES

During 2009, the Company signed an Escrow Agreement with a third party and transferred $150,000 into an escrow account with an agent for the purpose of obtaining additional funding.  This third party subsequently absconded with $147,000 of the remaining funds.  On November 12, 2009, a law suit was filed in a New York court against this third party in an effort to have those monies refunded.  The Company has been notified in a decision dated June 30, 2010, that they have been awarded damages in the amount of $465,000 and legal fees in the amount of $29,137.  The Company has expressed doubt of the collectability of the judgment and therefore this $147,000 has been written off as a financing fee in other expenses within the consolidated statements of operations.

HALLMARK HUMAN RESOURCES, INC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 DECEMBER 31, 2009 AND 2008
____________

NOTE 12 – SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES

  YEAR ENDED DECEMBER 31, 2009

The Company issued $236,700 (gross) in notes payable related to the attempt to acquire additional subsidiaries.  However, no subsidiaries were acquired during the year.

The remaining balance of $640,628 owed on the PAS purchase note payable for forgiven by the debt holder due to the discontinuation of the PAS operations.  This write-off is included in the $334,208 loss on disposal.

The Company issued 161,000 shares of common stock with a book value of $16,000 in exchange for services rendered.

  YEAR ENDED DECEMBER 31, 2008

The Company issued 40,500 shares of common stock with a book value of $47,850 in exchange for services rendered.

The Company issued $173,250 (gross) in notes payable related to the attempt to acquire additional subsidiaries.  However, no subsidiaries were acquired during the year.

NOTE 13 – SUBSEQUENT EVENTS AND GOING CONCERN ISSUES

DATE OF MANAGEMENT EVALUATION

Management has evaluated subsequent events through July 23, 2010, the date on which the financial statements were available to be issued.

COMMON STOCK SALES

The Company has issued 345,000 shares of common stock for $170,000 since December 31, 2009.

  FUTURE ANTICIPATED MERGER

On January 7, 2010, the Company entered into an agreement with New World Merchant Partners, LLC (NWMP), as a non-exclusive financial and strategic advisor.  It is the intent of the Company to merge with a publicly held “shell” corporation in 2010 in a stock for stock exchange in order to take the Company public.  An estimate of the financial effect of this merger cannot be made at this time.

RELATED PARTY LOAN DEFAULTS

The Company has not been making the required principal and interest payments on the two related party loans discussed in NOTE 3.  The related party has the ability to call these loans in the immediate future.

GOING CONCERN ISSUES

As shown in the consolidated financial statements, the Company incurred a net loss of $888,761 during the year ended December 31, 2009, and, as of that date, had a working capital deficiency of $565,148 and negative net worth of $515,070.  The Company is in default on its related party loan agreements, which, among other things, cause the balances to become due on demand and the related party has the ability to call these loans in the immediate future.  Those conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The only anticipated occurrence which will allow the Company to continue operating is the future anticipated merger discussed above.